Exhibit 99.1

Contact:
FOR IMMEDIATE RELEASE	Charles M. Fleischman President Digene Corporation (301) 944-7000 www.digene.com Investor Relations:
Lanie Fladell/Lauren Levine Media: Dan Budwick Morgen-Walke Associates (212) 850-5600

DIGENE RESPONDS TO REQUEST FROM FTC FOR ADDITIONAL INFORMATION

GAITHERSBURG, MD, May 31, 2002 – Digene Corporation (Nasdaq:DIGE) today announced that it has provided additional information and documentary material responsive to a request from the U.S. Federal Trade Commission (the “FTC”) for such material in connection with the FTC’s review, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), of the proposed acquisition of Digene by Cytyc Corporation (Nasdaq: CYTC).

Digene and Cytyc received on May 24, 2002 a formal request from the FTC for additional information and documentary material in connection with Cytyc’s proposed acquisition of Digene. Cytyc announced on May 29, 2002 that it had submitted to the FTC additional information and documentary materials responsive to the FTC’s May 24th request. The issuance of the formal request extends the waiting period under the HSR Act during which the FTC is permitted to review the proposed transaction. The waiting period will expire at 11:59 p.m. on the thirtieth calendar day after the date on which Cytyc is deemed by the FTC to have substantially complied with the FTC’s request for additional information, unless earlier terminated by the FTC. As part of its May 30, 2002 response, Digene certified to the FTC that it believes it is in substantial compliance with the FTC’s request. Closing of the acquisition is subject to satisfactory completion of the HSR process and satisfaction or waiver of the other conditions to the exchange offer.

Digene Corporation develops, manufactures and markets proprietary DNA and RNA testing systems for the screening, monitoring and diagnosis of human diseases. Digene has developed and is commercializing its patented Hybrid Capture products in three areas: women’s cancers and infectious diseases, blood viruses, genomics and pharmaceutical research. Digene is traded on The Nasdaq Stock Market under the symbol “DIGE”.

Cytyc Corporation develops, manufactures and markets products for medical diagnostic applications primarily focused on women’s health. The ThinPrep® System consists of the ThinPrep® 2000 Processor, ThinPrep® 3000 Processor, and related reagents, filters, and other supplies. Cytyc is traded on The Nasdaq Stock Market under the symbol “CYTC” and is a part of the S&P Midcap 400 Index and The Nasdaq-100 Index.

Digene® and Hybrid Capture® are registered trademarks of Digene Corporation. Cytyc® and ThinPrep® are registered trademarks and ThinPrep® Pap Test™ is a trademark of Cytyc Corporation.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may vary materially from expectations. Although Digene believes that its expectations are based on reasonable assumptions within the bounds of Digene’s knowledge of its business and operations, there can be no assurance that actual results will not differ materially from Digene’s expectations. Meaningful factors which could cause actual results to differ from expectations include, but are not limited to, risks associated with obtaining regulatory approvals necessary to effect the proposed transaction, market and other risks associated with delays in obtaining such regulatory approvals, dependence on key personnel and proprietary technology, management of growth, risks associated with the consummation and integration of the acquisition of Digene by Cytyc, uncertainty of product development efforts, uncertainty of future profitability, uncertainty of market acceptance, risks inherent in international transactions, limited sales and marketing experience, dependence on third party reimbursement, competition, dependence on European distributors, extent of government regulations, uncertainty of clinical trial results, delay in or failure to obtain regulatory approvals, the uncertainty regarding patents and proprietary rights, and the inability to obtain requisite additional financing, as well as other factors discussed in the Company’s Securities and Exchange Commission filings.

THIS NEWS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND SHALL NOT CONSTITUTE AN OFFER OF ANY SECURITIES FOR SALE. Cytyc has filed a Registration Statement on Form S-4 and Schedule TO, and Digene has filed a Solicitation/Recommendation Statement on Schedule 14D-9, with the Securities and Exchange Commission in connection with the transaction. Cytyc and Digene have commenced the exchange offer and have mailed a Prospectus, which is part of the Registration Statement on Form S-4, the Schedule 14D-9 and related tender offer materials to the stockholders of Digene. These documents contain important information about the transaction, which should be considered by investors and security holders prior to making any investment decisions. Investors and security holders are urged to read these documents carefully. Investors and security holders can obtain free copies of these documents through the website maintained by the Securities and Exchange Commission at http://www.sec.gov. Free copies of these documents can also be obtained from the Information Agent, Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022 or by calling toll free (888) 750-5834, or from Cytyc by directing a request to Cytyc Corporation, 85 Swanson Road, Boxborough, MA 01719, (978) 263-8000, or Digene by directing a request for Digene Corporation, 1201 Clopper Road, Gaithersburg, MD 20878, (301) 944-7000. In addition to the Registration Statement, Schedule TO, Prospectus and Schedule 14D-9, Cytyc and Digene also file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information filed by Cytyc or Digene at the Securities and Exchange Commission public reference rooms at 450 Fifth Street, NW, Washington, DC 20549. Please call the SEC at (800) 732-0330 for further information on public reference rooms. Filings by Cytyc and Digene with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the Securities and Exchange Commission at http://www.sec.gov.

###